UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2015

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35155	95-4856877
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

10960 Wilshire Blvd., Suite 800

Los Angeles, California 90024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (310) 586-5180

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2015 Annual Meeting of Stockholders held on June 12, 2015:

1.                     Election of two Class I directors to serve until our 2018 annual meeting of stockholders.

2.                     The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

3.                     An advisory vote on our executive compensation.

4.                     Approval of a series of amendments to the Boingo Wireless, Inc. 2011 Equity Incentive Plan.

For more information about the foregoing proposals, see our proxy statement dated April 22, 2015. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Board of Directors Election Results

The following nominees received the highest number of “FOR” votes and, as a result, were elected to serve as Class I directors for a term that will continue until our 2018 annual meeting of stockholders or until their respective successors have been duly elected and qualified.

Director Name	Votes For	Votes Withheld	Broker Non-Votes
David Hagan	21,864,574	897,975	10,865,550
Lance Rosenzweig	21,961,062	801,487	10,865,550

The following directors, in addition to Messrs. Hagan and Rosenzweig, will continue to serve as members of our Board of Directors until the expiration of their respective terms or until their respective successors have been duly elected and qualified: Charles Boesenberg, Chuck Davis, Michael Finley and Terrell Jones.

Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm

Our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstain
33,533,016	94,610	473

Advisory Vote on Executive Compensation

Our stockholders approved the compensation of our named executive officers as described in our proxy statement.

Votes For	Votes Against	Abstain
21,554,230	1,206,819	1,500

Amendments to our Incentive Plan

Our stockholders approved the amendments to the Boingo Wireless, Inc. 2011 Equity Incentive Plan as described in our proxy statement.

Votes For	Votes Against	Abstain
21,192,416	1,568,885	1,248

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

DATE: June 16, 2015	By:	/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer and Secretary